Exhibit 99.2

BLACKROCK TCP CAPITAL CORP. ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS AND $523 MILLION PORTFOLIO SALE

Transaction Accelerates Portfolio Repositioning, Significantly Reduces Leverage and Enhances Investment Capacity

SANTA MONICA, Calif., August 6, 2026 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2026 and a $523 million portfolio sale transaction that meaningfully accelerates its ongoing efforts to strengthen its financial position and reshape its investment portfolio.

SECOND QUARTER FINANCIAL HIGHLIGHTS

•
On a GAAP basis, net investment income for the quarter ended June 30, 2026 was $18.1 million, or $0.22 per share on a diluted basis, which exceeded the regular dividend of $0.17 per share paid on June 30, 2026. Adjusted net investment income(1) for the quarter ended June 30, 2026 was $17.5 million, or $0.21 per share on a diluted basis.
•
Net increase in net assets from operations on a GAAP basis for the quarter ended June 30, 2026 was $1.7 million, or $0.02 per share, compared to a $16.3 million, or $0.19 per share, net decrease in net assets from operations for the quarter ended March 31, 2026.
•
Net asset value per share was $6.58 as of June 30, 2026, compared to $6.72 as of March 31, 2026.
•
As of June 30, 2026, investments on non-accrual status represented 1.6% of the portfolio at fair value and 7.4% at cost, compared to 2.8% of the portfolio at fair value and 7.6% at cost as of March 31, 2026.
•
Net leverage (inclusive of SBA debentures) was 1.38x as of June 30, 2026, compared to 1.48x as of March 31, 2026.
•
On August 6, 2026, our Board of Directors (the "Board") declared a third quarter dividend of $0.17 per share, payable on September 30, 2026 to stockholders of record as of the close of business on September 16, 2026.

PORTFOLIO SALE TRANSACTION HIGHLIGHTS

•
On August 4, the Company entered into a definitive agreement to sell 95% of the equity interests in a vehicle (the “Continuation Vehicle”) holding approximately $523 million of investments across 78 portfolio companies to funds and accounts sponsored by Pantheon, a global leader in private credit secondaries.
•
The Continuation Vehicle assets have sector, lien and credit characteristics broadly similar to those of the Company’s pre-transaction debt portfolio.
•
The Continuation Vehicle assets represent approximately 48% of the fair market value of the Company’s debt portfolio immediately prior to the transaction and include all collateral underlying our recently issued BlackRock DLF 2026-C CLO, as well as additional contributed investments.
•
We retained a direct investment in substantially all of the portfolio companies and transferred, on average, approximately two-thirds of each investment position to the Continuation Vehicle. We will retain a 5% interest in the vehicle, and our advisor will manage the assets on the vehicle’s behalf without compensation.

•
The base purchase price for the investments sold was 95% of the gross fair value as of December 31, 2025, subject to customary pre-closing adjustments, allowing TCPC to realize a substantial premium relative to the value implied by its current share price. The Board obtained a fairness opinion from Lincoln International regarding the fairness, from a financial point of view, of the consideration to be received by the Company in the transaction.
•
The transaction is expected to result in a NAV decline of approximately 10.4%, or $0.68 per share, based on June 30, 2026 NAV.
•
The transaction materially reduces our leverage and unfunded commitments, significantly enhancing our investment capacity. Inclusive of the transaction and already completed post-quarter-end repayment activity, we expect our pro forma net leverage ratio to be approximately 0.4x (with a further reduction to less than 0.3x following an announced portfolio company paydown) and unfunded commitments to be below $40 million.
•
The Company and the Board believe these outcomes provide substantially greater financial, investment and operational flexibility, creating a stronger foundation from which to evaluate and pursue strategic alternatives that can deliver greater long-term shareholder value.
•
The Board has engaged Keefe, Bruyette & Woods, a Stifel company (“KBW”), to support a strategic review process as it evaluates how best to use TCPC’s enhanced financial flexibility and increased investment capacity to create long-term shareholder value.
•
Moelis & Company LLC acted as financial advisor to the Company in connection with the portfolio sale transaction.

MANAGEMENT COMMENTARY

“The transaction we announced today represents a major milestone that accelerates our progress in repositioning TCPC,” said Phil Tseng, Chairman, Chief Executive Officer and Co-Chief Investment Officer of BlackRock TCP Capital Corp. “It meaningfully increases our financial flexibility by significantly lowering leverage and enhancing liquidity, while realizing a substantial premium relative to the value implied by the Company’s current share price. Most importantly, it provides us greater strategic optionality to deliver long-term value to our shareholders.”

SELECTED FINANCIAL HIGHLIGHTS(1)

	Three months ended June 30,
	2026		2025
	Amount	Per Share	Amount	Per Share
Net investment income	$18,142,378	0.22	$27,594,675	0.32
Less: Purchase accounting discount amortization	613,650	0.01	1,293,521	0.01
Adjusted net investment income	$17,528,728	0.21	$26,301,154	0.31

Net realized and unrealized gain (loss)	$(16,392,590)	(0.20)	$(43,501,259)	(0.51)
Less: Realized gain (loss) due to the allocation of purchase discount	3,392,923	0.04	4,000,208	0.05
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	(4,006,573)	(0.05)	(5,293,729)	(0.06)
Adjusted net realized and unrealized gain (loss)	$(15,778,940)	(0.19)	$(42,207,738)	(0.50)

Net increase (decrease) in net assets resulting from operations	$1,749,788	0.02	$(15,906,584)	(0.19)
Less: Purchase accounting discount amortization	613,650	0.01	1,293,521	0.01
Less: Realized gain (loss) due to the allocation of purchase discount	3,392,923	0.04	4,000,208	0.05
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	(4,006,573)	(0.05)	(5,293,729)	(0.06)
Adjusted net increase (decrease) in assets resulting from operations	$1,749,788	0.02	$(15,906,584)	(0.19)

(1) Excluding amortization of purchase discount recorded in connection with the Merger (defined herein), adjusted net investment income for the quarter ended June 30, 2026 was $17.5 million, or $0.21 per share on a diluted basis.

On March 18, 2024, the Company completed its previously announced merger (the "Merger") with BlackRock Capital Investment Corporation ("BCIC"). The Merger has been accounted for as an asset acquisition of BCIC by the Company in accordance with the asset acquisition method of accounting as detailed in ASC 805-50 ("ASC 805"), Business Combinations-Related Issues. The Company determined the fair value of the shares of the Company's common stock that were issued to former BCIC shareholders pursuant to the Merger Agreement plus transaction costs to be the consideration paid in connection with the Merger under ASC 805. The consideration paid to BCIC shareholders was less than the aggregate fair values of the BCIC assets acquired and liabilities assumed, which resulted in a purchase discount (the “purchase discount”). The consideration paid was allocated to the individual BCIC assets acquired and liabilities assumed based on the relative fair values of net identifiable assets acquired other than “non-qualifying” assets and liabilities (for example, cash) and did not give rise to goodwill. As a result, the purchase discount was allocated to the cost basis of the BCIC investments acquired by the Company on a pro-rata basis based on their relative fair values as of the effective time of the Merger. Immediately following the Merger, the investments were marked to their respective fair values in accordance with ASC 820 which resulted in immediate recognition of net unrealized appreciation in the Consolidated Statement of Operations as a result of the Merger. The purchase discount allocated to the BCIC debt investments acquired will amortize over the remaining life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation or depreciation on such investment acquired through its ultimate disposition. The purchase discount allocated to BCIC equity investments acquired will not amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company may recognize a realized gain or loss with a corresponding reversal of the unrealized appreciation on disposition of such equity investments acquired.

As a supplement to the Company’s reported GAAP financial measures, we have provided the following non-GAAP financial measures that we believe are useful:

•
“Adjusted net investment income” – excludes the amortization of purchase accounting discount from net investment income calculated in accordance with GAAP;
•
“Adjusted net realized and unrealized gain (loss)” – excludes the unrealized appreciation resulting from the purchase discount and the corresponding reversal of the unrealized appreciation from the amortization of the purchase discount from the determination of net realized and unrealized gain (loss) determined in accordance with GAAP; and
•
“Adjusted net increase (decrease) in net assets resulting from operations” – calculates net increase (decrease) in net assets resulting from operations based on Adjusted net investment income and Adjusted net realized and unrealized gain (loss).

We believe that the adjustment to exclude the full effect of purchase discount accounting under ASC 805 from these financial measures is meaningful because of the potential impact on the comparability of these financial measures that we and investors use to assess our financial condition and results of operations period over period. Although these non-GAAP financial measures are intended to enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The aforementioned non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2026, our consolidated investment portfolio consisted of debt and equity positions in 134 portfolio companies with a total fair value of approximately $1.3 billion, of which 91.5% was in senior secured debt. 89.8% of the total portfolio was first lien. Equity positions, which include equity interests in diversified debt portfolios, represented approximately 8.5% of the portfolio. 93.9% of our debt investments were floating rate, 94.8% of which had interest rate floors.

As of June 30, 2026, the weighted average annual effective yield of our debt portfolio was approximately 11.2%(1) and the weighted average annual effective yield of our total portfolio was approximately 10.5%, compared to 10.9% and 10.1%, respectively, as of March 31, 2026. Investments in thirteen portfolio companies were on non-accrual status as of June 30, 2026, representing 1.6% of the consolidated portfolio at fair value and 7.4% at cost, down from 2.8% of the portfolio at fair value and 7.6% at cost as of March 31, 2026.

During the three months ended June 30, 2026, we invested approximately $25.0 million, across new and existing portfolio companies. Of these investments, $24.5 million, or 98.0%, were in first lien senior secured loans. The remaining $0.5 million, or 2.0%, were comprised of equity investments. Additionally, we received approximately $111.6 million in proceeds from sales or repayments of investments during the three months ended June 30, 2026. New investments during the quarter had a weighted average effective yield of 9.4%. Investments we exited had a weighted average effective yield of 10.9%.

As of June 30, 2026, total assets were $1.5 billion, net assets were $552.0 million and net asset value per share was $6.58, as compared to $1.5 billion, $565.1 million, and $6.72 per share, respectively, as of March 31, 2026.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes non-accrual and non-income producing loans.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2026 was approximately $40.0 million, or $0.48 per share. Investment income for the three months ended June 30, 2026 included $0.01 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.03 per share from amendment fees, $0.02 per share from recurring portfolio investment original issue discount and exit fee amortization, $0.04 per share from interest income paid in kind and $0.03 per share in dividend income. This reflects our policy of recording interest income, adjusted for amortization of portfolio investment premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2026 were approximately $21.9 million, or $0.26 per share, including interest and other debt expenses of $15.0 million, or $0.18 per share and base management fees of $4.2 million, or $0.05 per share. As of June 30, 2026, the Company’s cumulative total return did not exceed the total return hurdle, and as a result, no incentive compensation was accrued for the three months ended June 30, 2026. Excluding interest and other debt expenses, annualized second quarter expenses were 4.9% of average net assets.

Net investment income for the three months ended June 30, 2026 was approximately $18.1 million, or $0.22 per share. Net realized loss on investments and foreign currency for the three months ended June 30, 2026 was $14.8 million, or $0.18 per share. Net realized loss for the three months ended June 30, 2026 was comprised primarily of $10.0 million in losses from the exit of our investment in AutoAlert, partially offset by a $2.4 million realized gain due to paydown activities at par in Thras.io. Net unrealized gain for the three months ended June 30, 2026 was $1.3 million, or $0.01 per share. Net unrealized gain for the three months ended June 30, 2026 primarily reflects an $8.0 million reversal of previously recognized unrealized losses from the exit of our investment in AutoAlert, a $3.3 million reversal of previously recognized unrealized losses related to paydown activities at par on our investment in Thras.io, a $2.9 million unrealized gain on our investment in Job and Talent, partially offset by a $4.3 million unrealized loss on our investment in Pluralsight, a $3.3 million unrealized loss on our investment in PVHC, and a $2.1 million unrealized loss on our investment in Zilliant. Net increase in net assets resulting from operations for the three months ended June 30, 2026 was $1.7 million, or $0.02 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2026, available liquidity was approximately $533.7 million, comprised of approximately $376.2 million in available capacity under our leverage program and $157.5 million in cash and cash equivalents.

The combined weighted-average interest rate on debt outstanding at June 30, 2026 was 6.03%.

Total debt outstanding at June 30, 2026, including debt assumed as a result of the Merger, was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2029	SOFR+2.00%	(2)	$134,833,287	$165,166,713	$300,000,000	(3)
Merger Sub Facility(4)	2028	SOFR+2.00%	(5)	54,000,000	211,000,000	265,000,000	(6)
2029 Notes ($325 million par)	2029	6.95%		322,739,642	—	322,739,642
Class A-1 Notes(7)	2034	SOFR+1.55%		270,600,000	—	270,600,000
Class A-2 Notes(7)	2034	SOFR+1.80%		54,100,000	—	54,100,000
Class B Notes(7)	2034	SOFR+2.15%		54,100,000	—	54,100,000
Class C Notes ($27.1 million par)(7)	2034	SOFR+2.70%		26,617,764	—	26,617,764
Total leverage				916,990,693	$376,166,713	$1,293,157,406
Unamortized issuance costs				(6,408,756)
Debt, net of unamortized issuance costs				$910,581,937

(1)
Except for the 2029 Notes and Secured Notes Class C, all carrying values are the same as the principal amounts outstanding.
(2)
As of June 30, 2026, $128.0 million of the outstanding amount was subject to a SOFR credit adjustment of 0.10%. $2.9 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00%. $3.9 million of the outstanding amount bore interest at a rate of CORRA + 2.00% with a credit adjustment of 0.30%.
(3)
Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)
Debt assumed by the Company as a result of the Merger with BCIC.
(5)
The applicable margin for SOFR-based borrowings could be either 1.75% or 2.00% depending on a ratio of the borrowing base to certain committed indebtedness, and is also subject to a credit spread adjustment of 0.10%. If Merger Sub elects to borrow based on the alternate base rate, the applicable margin could be either 0.75% or 1.00% depending on a ratio of the borrowing base to certain committed indebtedness.
(6)
Merger Sub Facility includes a $60.0 million accordion which allows for expansion of the facility to up to $325.0 million subject to consent from the lender and other customary conditions.
(7)
Secured Notes offered in the CLO Transaction that closed on May 27, 2026.

For the three months ended June 30, 2026, approximately $0.6 million of cash distributions were reinvested for electing participants through purchase of shares in the open market in accordance with the terms of the DRIP.

On April 29, 2026, our Board of Directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Company Repurchase Plan”), to be in effect through the earlier of April 30, 2027, unless further extended or terminated by the Company’s Board of Directors, or such time as the approved $50.0 million repurchase amount has been fully utilized, subject to certain conditions.

The following table summarizes the total shares repurchased and amounts paid by the Company under the Company Repurchase Plan, including broker fees, for the six months ended June 30, 2026:

	Shares Repurchased	Price Per Share*	Total Cost
Company Repurchase Plan	661,803	$4.34	$2,871,849

* Weighted-average price per share

RECENT DEVELOPMENTS

On August 4, 2026, TCPC, through its wholly-owned subsidiary Special Value Continuation Partners LLC, entered into a definitive agreement (the “Transaction Agreement”) providing for the sale of 95% of the limited liability company interests in the Continuation Vehicle, to a group of investment funds and accounts managed by Pantheon, and retained a 5% interest (the “Transaction”). The Transaction generated approximately $152 million in gross proceeds and, together with investment repayments received post June 30, 2026, is expected to reduce net leverage from 1.38x to approximately 0.4x (with a further reduction to less than 0.3x following an already announced portfolio company paydown).

The Company believes the Transaction meaningfully accelerates its ongoing efforts to strengthen its financial position and reshape its investment portfolio. As a result of the Transaction, the Company will have materially lower leverage, reduced investment position sizes, and significantly enhanced investment capacity, while realizing a substantial premium relative to the value implied by the Company’s current share price. The Company and its Board believe these outcomes provide substantially greater financial, investment, and operational flexibility, creating a stronger foundation from which to evaluate and pursue additional transactions or other strategic alternatives that can deliver greater long-term value to shareholders.

On August 6, 2026, we announced that the Board has engaged KBW to consider strategic alternatives to maximize shareholder value. These could include, but are not limited to, using newly available leverage capacity to reinvest in the portfolio and/or return capital to shareholders through share repurchases, pursuing potential strategic combinations in the public or private markets, completing an orderly realization of portfolio assets, or some combination thereof.

On August 6, 2026, our Board of Directors declared a third quarter dividend of $0.17 per share, payable on September 30, 2026 to stockholders of record as of the close of business on September 16, 2026.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) on Thursday, August 6, 2026 to discuss its financial results and the portfolio sale transaction. All interested parties are invited to participate in the conference call by dialing (833) 461-5787; international callers should dial (585) 542-9983. All participants should reference the access code 917145064. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2026 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,225,055,609 and $1,425,285,902, respectively)	$1,143,368,796	$1,360,801,852
Non-controlled, affiliated investments (cost of $102,779,649 and $101,284,695, respectively)	32,172,951	34,821,907
Controlled investments (cost of $108,344,630 and $151,475,599, respectively)	114,981,601	137,678,713
Total investments (cost of $1,436,179,888 and $1,678,046,196, respectively)	1,290,523,348	1,533,302,472

Cash and cash equivalents	157,546,660	61,075,494
Interest, dividends and fees receivable	23,607,858	21,495,630
Deferred debt issuance costs	2,588,305	5,123,425
Receivable for investments sold	—	26,313,406
Prepaid expenses and other assets	2,197,356	3,050,038
Total assets	1,476,463,527	1,650,360,465

Liabilities
Debt (net of deferred issuance costs of $6,408,756 and $5,299,866, respectively)	910,581,937	1,035,542,837
Interest and debt related payables	4,375,009	7,245,830
Management fees payable	4,124,508	3,393,322
Reimbursements due to the Advisor	169,320	1,272,082
Accrued expenses and other liabilities	5,205,926	4,893,197
Total liabilities	924,456,700	1,052,347,268

Net assets	$552,006,827	$598,013,197

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 83,902,775 and 84,564,578 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	$83,902	$84,564
Paid-in capital in excess of par	1,727,427,570	1,730,298,757
Distributable earnings (loss)	(1,175,504,645)	(1,132,370,124)
Total net assets	552,006,827	598,013,197
Total liabilities and net assets	$1,476,463,527	$1,650,360,465

Net assets per share	$6.58	$7.07

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$32,485,660	$41,609,217	$67,540,767	$85,065,954
Non-controlled, affiliated investments	445,963	338,648	905,445	676,647
Controlled investments	1,846,909	2,270,542	3,906,047	4,579,811
PIK interest income:
Non-controlled, non-affiliated investments	2,625,720	5,449,424	5,465,634	11,238,339
Non-controlled, affiliated investments	402,924	—	748,701	—
Controlled investments	—	394,202	415,331	1,075,763
Dividend income:
Non-controlled, non-affiliated investments	510,223	449,575	1,003,276	885,526
Non-controlled, affiliated investments	—	213,493	—	1,222,550
Controlled investments	1,700,000	738,497	2,614,290	2,607,357
Other income:
Non-controlled, non-affiliated investments	4,890	1,399	5,877	1,965
Total investment income	40,022,289	51,464,997	82,605,368	107,353,912

Operating expenses
Interest and other debt expenses	14,995,567	17,087,833	31,044,015	34,172,466
Management fees	4,235,490	5,461,118	8,891,551	10,944,962
Professional fees	762,127	947,452	2,243,187	1,814,899
Administrative expenses	409,939	509,930	909,733	1,151,394
Insurance expense	210,692	218,463	421,383	436,926
Director fees	182,500	192,500	375,000	385,000
Custody fees	74,243	91,348	166,199	184,533
Other operating expenses	1,009,353	1,182,050	1,935,027	2,114,708
Total operating expenses, before management fee waiver	21,879,911	25,690,694	45,986,095	51,204,888
Management fee waiver	—	(1,820,372)	—	(3,648,320)
Total operating expenses, after management fee waiver	21,879,911	23,870,322	45,986,095	47,556,568

Net investment income	18,142,378	27,594,675	36,619,273	59,797,344

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(4,783,556)	(66,287,884)	(26,052,389)	(107,205,222)
Controlled investments	(9,970,354)	—	(21,432,370)	—
Interest Rate Swap	—	(9,491)	—	(9,491)
Net realized gain (loss)	(14,753,910)	(66,297,375)	(47,484,759)	(107,214,713)

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	(4,900,616)	40,313,699	(17,079,205)	66,868,692
Non-controlled, affiliated investments	(1,970,942)	(3,203,412)	(4,143,910)	(2,282,254)
Controlled investments	8,130,233	(14,296,084)	20,433,856	(12,171,749)
Interest Rate Swap	—	(18,087)	—	(9,316)
Net change in unrealized appreciation (depreciation)	1,258,675	22,796,116	(789,259)	52,405,373

Net realized and unrealized gain (loss)	(13,495,235)	(43,501,259)	(48,274,018)	(54,809,340)

Realized loss on extinguishment of debt	(2,897,355)	—	(2,897,355)	—

Net increase (decrease) in net assets resulting from operations	$1,749,788	$(15,906,584)	$(14,552,100)	$4,988,004

Basic and diluted earnings (loss) per share	$0.02	$(0.19)	$(0.17)	$0.06

Basic and diluted weighted average common shares outstanding	83,915,423	85,042,931	84,124,040	85,060,179

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, an indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. We use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “could,” “may,” “plan” and similar words to identify forward-looking statements. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors could cause actual results to differ materially from those contained in the forward-looking statements, including, but not limited to, those factors included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2025, and the company’s subsequent periodic filings on Form 10-Q with the SEC. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability to realize the anticipated benefits of the Merger, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Merger; (ii) risks related to diverting management’s attention from ongoing business operations; (iii) risks related to the retention of the personnel of TCPC’s advisor; (iv) changes in the economy, financial markets and political environment; (v) risks associated with possible disruption in the operations of TCPC or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine and the conflict in the Middle East), trade protection or trade wars, natural disasters or public health crises and epidemics; (vi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vii) conditions in TCPC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (viii) other considerations that may be disclosed from time to time in TCPC’s publicly disseminated documents and filings. Copies are available on the SEC’s website at www.sec.gov and the Company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Alex Doll

(310) 566-1094

investor.relations@tcpcapital.com